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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated April 24, 1996, on our audit of the combined financial statements of Offerdahl's Bagel Gourmet, Inc. and Affiliates. We also consent to the references to our firm under the caption "Experts."

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
July 16, 1996